Exhibit 107

CALCULATION OF FILING FEE TABLE

FORM F-3

(Form Type)

mF International Limited

(Exact Name of Registrant as Specified in its Charter)

Not Applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Equity	Class A ordinary shares, no par value	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 457(o)	(1)	(1)	(1)	(1)	(1)
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 457(o)	(1)	(1)	US$700,000,000	0.00015310	US$107,170
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					US$700,000,000		US$107,170
	Net Fee Due							US$107,170

(1)	Omitted pursuant to General Instruction II.C to Form F-3. The amount to be registered consists of up to US$700,000,000 of an indeterminate amount of Class A ordinary shares, debt securities and warrants, that may be offered and sold from time to time in one or more offerings.